As filed with the Securities and Exchange Commission on May 8, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Diversa Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-3297375
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4955 Directors Place San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

2005 Non-Employee Directors’ Equity Incentive Plan

(Full Title of the Plan)

Edward T. Shonsey

Chief Executive Officer

Diversa Corporation

4955 Directors Place

San Diego, CA 92121

(Name and Address of Agent for Service)

(858) 526-5000

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

M. Wainwright Fishburn, Esq.

Matthew T. Browne, Esq.

Cooley Godward Kronish LLP

4401 Eastgate Mall

San Diego, CA 92121

Tel: (858) 550-6000

Fax: (858) 550-6420

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common stock, $0.001 par value per share, including related rights to purchase Series A junior participating preferred stock	805,789 shares	$4.83 – $8.90	$5,329,062	$164

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (the “Common Stock”) that become issuable under the Registrant’s 2005 Non-Employee Directors’ Equity Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction. A total of 805,789 shares of Common Stock being registered hereunder are currently reserved for issuance under the Plan.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Securities Act of 1933, as amended (the “Securities Act”). The price per share and aggregate offering price are described in the table below and are based upon (a) the actual exercise price for shares of Common Stock subject to outstanding stock options previously granted under the Plan and (b) the average of the high and low sales prices of the Registrant’s Common Stock on May 2, 2007, as reported on The NASDAQ Global Market for other shares of Common Stock being registered hereby that are issuable under the Plan. The following chart shows the calculation of the registration fee:

Type of Shares	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Common Stock issuable pursuant to outstanding options under the Plan	139,583	$4.83	$374,186
Common Stock issuable pursuant to outstanding options under the Plan	30,000	$5.47	$164,100
Common Stock issuable pursuant to outstanding options under the Plan	160,000	$8.90	$1,424,000
Common Stock issuable under the Plan	476,206	$7.07	$3,366,776
Total	805,789	N/A	$5,329,062

(3)	Calculated by multiplying the proposed maximum aggregate offering price by 0.0000307.

This Registration Statement on Form S-8 shall become effective upon filing in accordance with Rule 462 under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Not required to be filed with this Registration Statement on Form S-8 (the “Registration Statement”).

Item 2.	Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement and made a part hereof (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

•	the Registrant’s Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2006, filed with the SEC on March 16, 2007 and March 20, 2007, respectively;

•

the Registrant’s Current Reports on Form 8-K and Form 8-K/A filed on January 8, 2007, February 12, 2007, March 13, 2007, March 20, 2007 (two reports), March 22, 2007, March 23, 2007, March 27, 2007, March 28, 2007, March 30, 2007 and May 1, 2007; and

•

the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on January 26, 2000, including any amendments or reports filed for the purposes of updating this description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. The Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. The Registrant’s bylaws provide for the indemnification of directors and officers of the Registrant to the fullest extent permitted by Section 145.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends or redemptions of shares, or (iv) for any breach of a director’s duty of loyalty to the Registrant or its stockholders. The Registrant’s certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

As permitted by Delaware law, the Registrant has entered into indemnity agreements with each of its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The Registrant maintains directors’ and officers’ liability insurance for the benefit of its directors and certain of its officers.

On February 12, 2007, the Registrant entered into an Agreement and Plan of Merger and Reorganization with Concord Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Diversa (“Merger Sub”), Celunol Corp., a Delaware corporation (“Celunol”), and William Lese, as the representative of Celunol’s stockholders (the “Merger Agreement”), pursuant to which which Merger Sub will merge with and into Celunol and Celunol will become a wholly-owned subsidiary of the Registrant, and Celunol stockholders will become entitled to receive a specified number of shares of Common Stock. The Merger Agreement provides that, for a period of six years following the effective time of the merger, the combined company will not change the provisions of Celunol’s certificate of incorporation or bylaws as in effect on the date of the Merger Agreement related to indemnification of persons entitled to indemnification pursuant to such provisions, including Celunol’s directors and executive officers, in any manner that adversely affects the rights of such individuals to indemnification under those provisions and will perform all of the combined company’s obligations under the Celunol certificate of incorporation and bylaws as in effect on the date of the Merger Agreement to the fullest extent permissible by law, which would include the DGCL, to provide Celunol’s directors and executive officers with indemnification for acts and omissions occurring prior to the closing of the merger to the fullest extent provided under the Celunol certificate of incorporation and bylaws as in effect on the date of the Merger Agreement. The Merger Agreement also provides that the combined company may extend coverage under Celunol’s directors’ and officers’ liability insurance policy covering the directors and officers of Celunol as of the date of the Merger Agreement by obtaining a six-year “tail” policy, if the “tail” policy does not cost more than $75,000 in the aggregate, covers the surviving corporation in the merger as the successor to Celunol and does not contain any exclusions for securities laws or corporate transactions such as the merger.

The Registrant’s certificate of incorporation automatically provides for the elimination of the personal liability of the Registrant’s directors for monetary damages resulting from breaches of their fiduciary duty to the fullest extent permitted under applicable law. The Registrant’s bylaws automatically require the Registrant to indemnify its directors and executive officers to the fullest extent permitted by Delaware or other applicable law and provide Diversa with the power, in its discretion, to indemnify its other officers, employees and other agents as set forth in the DGCL or other applicable law.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the SEC, each of the following exhibits is filed herewith:

Exhibit Number	Description of Document
3.1	Amended and Restated Certificate of Incorporation of Diversa Corporation (1).

3.2	Certificate of Amendment of Restated Certificate of Incorporation (8).

3.3	Amended and Restated Bylaws of Diversa Corporation (1).

3.4	Amendment to Bylaws of Diversa Corporation (7).

4.1	Form of Common Stock Certificate of Diversa Corporation (2).

4.2	Rights Agreement by and between Diversa Corporation and American Stock Transfer and Trust Company, as Rights Agent dated as of December 13, 2000 (including the Form of Certificate of Designation of Series A Junior Participating Preferred Stock attached thereto as Exhibit A, the Form of Right Certificate attached thereto as Exhibit B, and the Summary of Rights to Purchase Preferred Shares attached thereto as Exhibit C) (3).

4.3	Amendment to Rights Agreement by and between Diversa Corporation and American Stock Transfer and Trust Company, as Rights Agent dated as of December 2, 2002 (4).

4.4	Second Amendment to Rights Agreement by and between Diversa Corporation and American Stock Transfer and Trust Company, as Rights Agent dated as of February 11, 2007 (5).

4.5	Diversa Corporation’s Certificate of Designation of Series A Junior Participating Preferred Stock (3).

4.6	Warrant issued by Diversa Corporation to Syngenta Participations AG (9).

4.7	Registration Rights Agreement among Diversa Corporation, Syngenta Participations AG and Torrey Mesa Research Institute dated as of December 3, 2002 (9).

4.8	Registration Rights Agreement by and between Diversa Corporation and Glaxo Group Limited dated as of July 18, 2003 (10).

4.9	Indenture, dated March 28, 2007, between Diversa Corporation and Wells Fargo Bank, National Association, a national banking association, as trustee, including Form of 5.50% Convertible Senior Note due 2027 (11).

4.10	Registration Rights Agreement, dated March 28, 2007, among Diversa Corporation and the Initial Purchasers identified therein (11).

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP (reference is made to Exhibit 5.1).

24.1	Power of Attorney (reference is made to the signature page hereto)

99.1	2005 Non-Employee Directors’ Equity Incentive Plan (6).

(1)	Filed as an exhibit to the Registrant’s Quarterly Report Form 10-Q for the quarter ended March 31, 2000, filed with the SEC on May 12, 2000, and incorporated herein by reference.
(2)	Filed as an exhibit to the Registrant’s registration statement on Form S-1 (No. 333-92853) originally filed with the SEC on December 21, 1999, as amended, and incorporated herein by reference.

(3)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 15, 2000, and incorporated herein by reference.
(4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 4, 2002, and incorporated herein by reference.
(5)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 12, 2007, and incorporated herein by reference.
(6)	Filed as an exhibit to the Registrant’s Proxy Statement on Schedule 14A filed with the SEC on April 15, 2005, and incorporated herein by reference.
(7)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 27, 2007, and incorporated herein by reference.
(8)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 16, 2007, and incorporated herein by reference.
(9)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 6, 2003, and incorporated herein by reference.
(10)	Filed as an exhibit to Registrant’s Quarterly Report Form 10-Q for the quarter ended June 30, 2003, filed with the SEC on August 14, 2003, and incorporated herein by reference.
(11)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 28, 2007, and incorporated herein by reference.

Item 22.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the Registration Statement; and

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 8, 2007.

DIVERSA CORPORATION

By:	/s/ Anthony E. Altig
Anthony E. Altig
Senior Vice President, Finance, Chief Financial Officer, and Secretary
(Principal Financial Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward T. Shonsey, Anthony E. Altig and Jeff Black, as his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Edward T. Shonsey Edward T. Shonsey	Chief Executive Officer (Principal Executive Officer)	May 8, 2007

/s/ Anthony E. Altig Anthony E. Altig	Senior Vice President, Finance, Chief Financial Officer, and Secretary (Principal Financial Officer)	May 8, 2007

/s/ Jeff Black Jeff Black	Chief Accounting Officer (Principal Accounting Officer)	May 8, 2007

/s/ James H. Cavanaugh James H. Cavanaugh, Ph.D.	Chairman of the Board of Directors	May 8, 2007

/s/ Fernand J. Kaufmann Fernand J. Kaufmann, Ph.D.	Director	May 8, 2007

/s/ Peter Johnson Peter Johnson	Director	May 8, 2007

/s/ Mark Leschly Mark Leschly	Director	May 8, 2007

/s/ Melvin I. Simon Melvin I. Simon, Ph.D.	Director	May 8, 2007

/s/ Cheryl Wenzinger Cheryl Wenzinger	Director	May 8, 2007

EXHIBIT INDEX

Exhibit Number	Description of Document
3.1	Amended and Restated Certificate of Incorporation of Diversa Corporation (1).

3.2	Certificate of Amendment of Restated Certificate of Incorporation (8).

3.3	Amended and Restated Bylaws of Diversa Corporation (1).

3.4	Amendment to Bylaws of Diversa Corporation (7).

4.1	Form of Common Stock Certificate of Diversa Corporation (2).

4.2	Rights Agreement by and between Diversa Corporation and American Stock Transfer and Trust Company, as Rights Agent dated as of December 13, 2000 (including the Form of Certificate of Designation of Series A Junior Participating Preferred Stock attached thereto as Exhibit A, the Form of Right Certificate attached thereto as Exhibit B, and the Summary of Rights to Purchase Preferred Shares attached thereto as Exhibit C) (3).

4.3	Amendment to Rights Agreement by and between Diversa Corporation and American Stock Transfer and Trust Company, as Rights Agent dated as of December 2, 2002 (4).

4.4	Second Amendment to Rights Agreement by and between Diversa Corporation and American Stock Transfer and Trust Company, as Rights Agent dated as of February 11, 2007 (5).

4.5	Diversa Corporation’s Certificate of Designation of Series A Junior Participating Preferred Stock (3).

4.6	Warrant issued by Diversa Corporation to Syngenta Participations AG (9).

4.7	Registration Rights Agreement among Diversa Corporation, Syngenta Participations AG and Torrey Mesa Research Institute dated as of December 3, 2002 (9).

4.8	Registration Rights Agreement by and between Diversa Corporation and Glaxo Group Limited dated as of July 18, 2003 (10).

4.9	Indenture, dated March 28, 2007, between Diversa Corporation and Wells Fargo Bank, National Association, a national banking association, as trustee, including Form of 5.50% Convertible Senior Note due 2027 (11).

4.10	Registration Rights Agreement, dated March 28, 2007, among Diversa Corporation and the Initial Purchasers identified therein (11).

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP (reference is made to Exhibit 5.1).

24.1	Power of Attorney (reference is made to the signature page hereto)

99.1	2005 Non-Employee Directors’ Equity Incentive Plan (6).

(1)	Filed as an exhibit to the Registrant’s Quarterly Report Form 10-Q for the quarter ended March 31, 2000, filed with the SEC on May 12, 2000, and incorporated herein by reference.
(2)	Filed as an exhibit to the Registrant’s registration statement on Form S-1 (No. 333-92853) originally filed with the SEC on December 21, 1999, as amended, and incorporated herein by reference.
(3)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 15, 2000, and incorporated herein by reference.
(4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 4, 2002, and incorporated herein by reference.
(5)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 12, 2007, and incorporated herein by reference.
(6)	Filed as an exhibit to the Registrant’s Proxy Statement on Schedule 14A filed with the SEC on April 15, 2005, and incorporated herein by reference.
(7)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 27, 2007, and incorporated herein by reference.

(8)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 16, 2007, and incorporated herein by reference.
(9)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 6, 2003, and incorporated herein by reference.
(10)	Filed as an exhibit to Registrant’s Quarterly Report Form 10-Q for the quarter ended June 30, 2003, filed with the SEC on August 14, 2003, and incorporated herein by reference.
(11)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 28, 2007, and incorporated herein by reference.